Exhibit 26(n)(ii)

Consent of Ernst & Young LLP

Consent of Independent Registered Public Accounting Firm

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We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statements of Additional Information and to the use of our reports (1) dated February 18, 2006, with respect to the statutory-basis financial statements and schedules of Transamerica Life Insurance Company, (2) dated January 31, 2006, with respect to the financial statements of certain subaccounts of Transamerica Life Insurance Company Separate Account VUL-A, which are available for investment by policyowners of Legacy Builder Plus, and (3) dated January 31, 2006, with respect to the financial statements of certain subaccounts of Transamerica Life Insurance Company Separate Account VUL-A, which are available for investment by policyowners of Inheritance Builder Plus, as incorporated by reference to Post-Effective Amendment No. 10 to the Registration Statement (Form N-6 No. 333-86231) and related Prospectuses of Legacy Builder Plus and Inheritance Builder Plus.

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ERNST & YOUNG LLP

Des Moines, Iowa

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April 17, 2006